Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter 2018 Results

and Narrows 2018 Guidance

Philadelphia, PA, July 19, 2018 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2018.

Management Comments

“We remain excited about the strong progression of our 2018 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Market conditions remain strong and we continue to have a robust leasing pipeline.  Our 2018 revenue target is now 92% executed resulting in strong quarterly metrics, including a 22.8% increase in quarterly GAAP mark-to-market rents.  Our development pipeline aggregating $270 million is now 92% leased at a weighted-average cash yield on cost of 9.2%. In Austin, Texas, we achieved a significant milestone by receiving zoning approval for our Broadmoor campus that will allow us to transform the property into a six million square foot, mixed-use, transit-oriented urban environment. Our balance sheet strengthening strategy was further enhanced by extending our unsecured line of credit through July 2022 while reducing borrowing costs.  After a successful second quarter we are narrowing our 2018 FFO guidance range from $1.34 to $1.42 to $1.35 to $1.41 per diluted share.”

Second Quarter Highlights

Financial Results

▪	Net income to common shareholders; $12.9 million, or $0.07 per share.
▪	Funds from Operations (FFO); $63.0 million, or $0.35 per share.
▪	As anticipated, our second quarter results include a gain on the sale of land totaling $2.8 million.

Portfolio Results

▪	Core portfolio was 92.3% occupied and 94.2% leased.
▪	Executed 361,000 square feet of new and renewal leases.
▪	Achieved 79% tenant retention ratio.
▪	Rental rate mark-to-market increased 22.8% / 4.4% on GAAP/cash basis.

Schuylkill Yards

▪

On June 29, 2018, we acquired a leasehold interest in one-acre land parcel located at 3025 JFK Boulevard in Philadelphia, Pennsylvania and additional development rights for a gross purchase price totaling $20.9 million.  The land parcel is currently operating as a parking facility and will be part of the first phase at our Schuylkill Yards development site.  The acquisition was funded from cash-on-hand.

1919 Market Joint Venture

▪

On June 26, 2018, the partnership owning 1919 Market Street located in Philadelphia, Pennsylvania paid off the existing construction loan totaling $88.8 million that was scheduled to mature in October 2018 through a loan to the partnership.  The property is no longer encumbered with third-party debt and our additional investment totaled $44.4 million and was funded through cash-on-hand.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622

Development/Redevelopment Acquisitions

▪

On April 18, 2018, fully executed a lease for the entire building located at 500 North Gulph Road in King of Prussia, Pennsylvania, which is a 101,000 square foot office building currently under redevelopment.  Stabilization is anticipated during the fourth quarter of 2018.  The stabilized cash yield will be 9.3%.

2018 Finance / Capital Markets Activity

▪

On July 17, 2018, we amended our revolving credit facility to extend the maturity date from May 15, 2019 to July 15, 2022 with two six-month extensions.  In addition, we lowered our interest rate borrowing margin by 10 basis points and reduced our financial covenant requirements.

▪	We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of June 30, 2018.
▪	We have $108.3 million of cash and cash equivalents on-hand as of June 30, 2018.

Results for the Three and Six Month Period Ended June 30, 2018

Net income allocated to common shares totaled $12.9 million or $0.07 per diluted share in the second quarter of 2018 compared to net income of $4.1 million or $0.02 per diluted share in the second quarter of 2017.

FFO available to common shares and units totaled $63.0 million or $0.35 per diluted share in the second quarter of 2018 as compared to $57.4 million, or $0.32 per diluted share for the second quarter of 2017.  Our 2018 results include a gain of the sale of land in Austin, Texas totaling $2.8 million.  Our 2017 results include a one-time, non-cash charge related to our preferred share redemption totaling $3.2 million.  Our second quarter 2018 payout ratio ($0.18 common share distribution / $0.35 FFO per diluted share) was 51.4%.

Net income allocated to common shares totaled $57.1 million or $0.32 per diluted share in the first six months of 2018 compared to net income of $23.4 million or $0.13 per diluted share in the first six months of 2017.

Our FFO available to common shares and units for the first six months of 2018 totaled $120.2 million or $0.66 per diluted share versus $113.5 million, or $0.64 per diluted share in the first six months of 2017.  Our first six months 2018 FFO payout ratio ($0.36 common share distribution / $0.66 FFO per diluted share) was 54.5%.

Operating and Leasing Activity

In the second quarter of 2018, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (2.5%) on a GAAP basis and increased 0.3% on a cash basis for our 81 same store properties, which were 92.6% and 93.4% occupied on June 30, 2018 and 2017, respectively.

We leased approximately 361,000 square feet and commenced occupancy on 279,000 square feet during the second quarter of 2018.  The second quarter occupancy activity includes 126,000 square feet of renewals, 63,000 square feet of new leases and 90,000 square feet of tenant expansions.  We have an additional 293,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2018.

We achieved a 79% tenant retention ratio in our core portfolio with net absorption of 4,900 square feet during the second quarter of 2018.  Second quarter rental rate growth increased 22.8% as our renewal rental rates increased 9.1% and our new lease/expansion rental rates increased 42.6%, all on a GAAP basis.

At June 30, 2018, our core portfolio of 86 properties comprising 15.6 million square feet was 92.3% occupied and we are currently 94.2% leased (reflecting new leases commencing after June 30, 2018).

Distributions

On May 23, 2018, our Board of Trustees declared a quarterly dividend distribution of $0.18 per common share that is payable on July 20, 2018 to shareholders of record as of July 6, 2018.

2018 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are narrowing our 2018 net income guidance of $0.29 - $0.37 to $0.29 - $0.35 per diluted share and 2018 FFO guidance of $1.34 - $1.42 to $1.35 - $1.41 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2018 FFO and earnings per diluted share:

Guidance for 2018		Range

Earnings per diluted share allocated to common shareholders	$0.29	to	$0.35
Plus: real estate depreciation, amortization	1.06		1.06

FFO per diluted share	$1.35	to	$1.41

Our 2018 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2018 and 95-96% leased;
▪	Average Same-Store Occupancy of 92.3% during 2018 versus 93.5% during 2017;
▪	8-10% GAAP increase in overall lease rates during 2018 with a resulting (1)-1% (decrease)/increase in 2018 same store GAAP NOI;
▪	(2)-2% cash (decrease)/increase in overall lease rates during 2018 with a resulting 1-3% increase in 2018 same store cash NOI;
▪	Speculative Revenue Target: $26.3 million, 92% achieved;
▪	$0.18 per share quarterly dividend;
▪	No acquisition activity;
▪	$100.8 million sales activity, 100% achieved;
▪	One development start; and
▪	Annual earnings and FFO per diluted share based on 182.0 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 184 properties and 25.3 million square feet as of June 30, 2018, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2018 financial results and earnings guidance for fiscal 2018 on Friday, July 20, 2018 at 9:00 a.m. Eastern Time.  The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 4898156.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, August 3, 2018, by calling 1-855-859-2056 and entering access code 4898156.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Third Quarter 2018 Conference Call

We anticipate we will release our third quarter 2018 earnings on Wednesday, October 17, 2018, after the market close and will host our third quarter 2018 conference call on Thursday, October 18, 2018 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.  The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors.  The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships.  In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions.  NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations.  NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,864,629	$3,832,348
Accumulated depreciation	(931,194)	(895,091)
Operating real estate investments, net	2,933,435	2,937,257
Construction-in-progress	120,593	121,188
Land held for development	95,658	98,242
Prepaid leasehold interests in land held for development	40,177	-
Total real estate investments, net	3,189,863	3,156,687
Assets held for sale, net	4,254	392
Cash and cash equivalents	108,304	202,179
Accounts receivable, net of allowance of $3,850 and $3,467 as of June 30, 2018 and December 31, 2017, respectively	19,530	17,938
Accrued rent receivable, net of allowance of $13,403 and $13,645 as of June 30, 2018 and December 31, 2017, respectively	176,380	169,760
Investment in real estate ventures, at equity	170,361	194,621
Deferred costs, net	96,184	96,695
Intangible assets, net	59,418	64,972
Other assets	167,225	92,204
Total assets	$3,991,519	$3,995,448
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$324,289	$317,216
Unsecured term loan, net	248,595	248,429
Unsecured senior notes, net	1,365,909	1,365,183
Accounts payable and accrued expenses	106,790	107,074
Distributions payable	32,493	32,456
Deferred income, gains and rent	29,239	42,593
Acquired lease intangibles, net	18,573	20,274
Other liabilities	14,856	15,623
Total liabilities	$2,140,744	$2,148,848

Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 178,604,473 and 178,285,236 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,787	1,784
Additional paid-in-capital	3,223,072	3,218,564
Deferred compensation payable in common shares	14,036	12,445
Common shares in grantor trust, 982,305 and 894,736 as of June 30, 2018 and December 31, 2017, respectively	(14,036)	(12,445)
Cumulative earnings	717,515	660,174
Accumulated other comprehensive income	9,221	2,399
Cumulative distributions	(2,118,230)	(2,053,741)
Total Brandywine Realty Trust's equity	1,833,365	1,829,180
Noncontrolling interests	17,410	17,420
Total beneficiaries' equity	1,850,775	1,846,600
Total liabilities and beneficiaries' equity	$3,991,519	$3,995,448

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Rents	$107,657	$101,557	$214,017	$204,889
Tenant reimbursements	18,688	18,038	38,537	36,573
Termination fees	582	140	1,132	1,813
Third party management fees, labor reimbursement and leasing	4,913	7,080	12,587	13,565
Other	1,946	976	3,871	1,871
Total revenue	133,786	127,791	270,144	258,711
Operating expenses:
Property operating expenses	37,887	37,215	77,219	74,100
Real estate taxes	12,417	11,078	24,839	22,827
Third party management expenses	2,243	2,325	6,993	4,772
Depreciation and amortization	43,717	44,263	87,008	90,155
General and administrative expenses	7,523	6,659	16,246	15,984
Provision for impairment	-	327	-	3,057
Total operating expenses	103,787	101,867	212,305	210,895
Operating income	29,999	25,924	57,839	47,816
Other income (expense)
Interest income	641	163	1,344	556
Interest expense	(19,301)	(20,304)	(38,834)	(41,741)
Interest expense - amortization of deferred financing costs	(627)	(596)	(1,254)	(1,230)
Equity in income (loss) of Real Estate Ventures	(358)	1,084	(1,183)	336
Net gain (loss) on disposition of real estate	(35)	1,088	(35)	8,411
Net gain on sale of undepreciated real estate	2,837	-	2,859	-
Net gain on real estate venture transactions	-	-	37,263	14,582
Net income before income taxes	13,156	7,359	57,999	28,730
Income tax (provision) benefit	(20)	339	(158)	239
Net income	13,136	7,698	57,841	28,969
Net income attributable to noncontrolling interests	(130)	(45)	(506)	(214)
Net income attributable to Brandywine Realty Trust	13,006	7,653	57,335	28,755
Distribution to preferred shareholders	-	(307)	-	(2,032)
Preferred share redemption charge	-	(3,181)	-	(3,181)
Nonforfeitable dividends allocated to unvested restricted shareholders	(86)	(73)	(200)	(172)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$12,920	$4,092	$57,135	$23,370

PER SHARE DATA
Basic income per common share	$0.07	$0.02	$0.32	$0.13
Basic weighted average shares outstanding	178,547,555	175,333,300	178,471,960	175,255,564

Diluted income per common share	$0.07	$0.02	$0.32	$0.13
Diluted weighted average shares outstanding	179,692,336	176,756,598	179,740,690	176,480,380

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$12,920	$4,092	$57,135	$23,370
Add (deduct):
Net income attributable to noncontrolling interests - LP units	109	37	480	201
Nonforfeitable dividends allocated to unvested restricted shareholders	86	73	200	172
Net gain on real estate venture transactions	-	-	(37,263)	(14,582)
Net (gain) loss on disposition of real estate	35	(1,088)	35	(8,411)
Provision for impairment	-	-	-	2,730
Depreciation and amortization:
Real property	35,179	35,948	69,787	69,598
Leasing costs including acquired intangibles	8,144	8,131	16,450	20,249
Company’s share of unconsolidated real estate ventures	6,732	10,449	13,896	20,689
Partners’ share of consolidated real estate ventures	(54)	(64)	(109)	(123)
Funds from operations	$63,151	$57,578	$120,611	$113,893
Funds from operations allocable to unvested restricted shareholders	(168)	(151)	(371)	(349)
Funds from operations available to common share and unit holders (FFO)	$62,983	$57,427	$120,240	$113,544

FFO per share - fully diluted	$0.35	$0.32	$0.66	$0.64

Weighted-average shares/units outstanding - fully diluted	181,172,135	178,236,397	181,220,489	177,960,179

Distributions paid per common share	$0.18	$0.16	$0.36	$0.32

FFO payout ratio (distributions paid per common share/FFO per diluted share)	51.4%	50.0%	54.5%	50.0%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 2nd QUARTER

(unaudited and in thousands)

Of the 93 properties owned by the Company as of June 30, 2018, a total of 81 properties ("Same Store Properties") containing an aggregate of 14.3 million net rentable square feet were owned for the entire three-month periods ended June 30, 2018 and 2017. As of June 30, 2018, five properties were recently completed/acquired, two properties were in development and five properties were in redevelopment. Average occupancy for the Same Store Properties was 92.5% during 2018 and 94.0% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2018	2017
Revenue
Rents	$91,401	$91,585
Tenant reimbursements	16,274	16,668
Termination fees	582	140
Other	606	563
Total revenue	108,863	108,956

Operating expenses
Property operating expenses	30,913	30,983
Real estate taxes	10,985	9,804
Net operating income	$66,965	$68,169

Net operating income - percentage change over prior year	-1.8%

Net operating income, excluding net termination fees & other	$65,777	$67,466

Net operating income, excluding net termination fees & other - percentage change over prior year	-2.5%

Net operating income	$66,965	$68,169
Straight line rents & other	(347)	(2,304)
Above/below market rent amortization	(414)	(440)
Amortization of tenant inducements	319	347
Non-cash ground rent	22	22
Cash - Net operating income	$66,545	$65,794

Cash - Net operating income - percentage change over prior year	1.1%

Cash - Net operating income, excluding net termination fees & other	$65,137	$64,967

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	0.3%

	Three Months Ended June 30,
	2018	2017
Net income	$13,136	$7,698
Add/(deduct):
Interest income	(641)	(163)
Interest expense	19,301	20,304
Interest expense - amortization of deferred financing costs	627	596
Equity in (income) loss of real estate ventures	358	(1,084)
Net (gain) loss on disposition of real estate	35	(1,088)
Net gain on sale of undepreciated real estate	(2,837)	-
Depreciation and amortization	43,717	44,263
General & administrative expenses	7,523	6,659
Income tax provision (benefit)	20	(339)
Provision for impairment	-	327
Consolidated net operating income	81,239	77,173
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(14,274)	(9,004)
Same store net operating income	$66,965	$68,169

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – SIX MONTHS

(unaudited and in thousands)

Of the 93 properties owned by the Company as of June 30, 2018, a total of 81 properties ("Same Store Properties") containing an aggregate of 14.3 million net rentable square feet were owned for the entire six-month periods ended June 30, 2018 and 2017. As of June 30, 2018, five properties were recently completed/acquired, two properties were in development and five properties were in redevelopment. Average occupancy for the Same Store Properties was 92.5% during 2018 and 94.2% during 2017. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2018	2017
Revenue
Rents	$182,565	$184,093
Tenant reimbursements	33,497	33,112
Termination fees	1,132	1,336
Other	927	975
Total revenue	218,121	219,516

Operating expenses
Property operating expenses	63,475	62,074
Real estate taxes	21,948	19,806
Net operating income	$132,698	$137,636

Net operating income - percentage change over prior year	-3.6%

Net operating income, excluding net termination fees & other	$130,639	$135,325

Net operating income, excluding net termination fees & other - percentage change over prior year	-3.5%

Net operating income	$132,698	$137,636
Straight line rents & other	(1,484)	(4,137)
Above/below market rent amortization	(866)	(1,793)
Amortization of tenant inducements	635	693
Non-cash ground rent	44	44
Cash - Net operating income	$131,027	$132,443

Cash - Net operating income - percentage change over prior year	-1.1%

Cash - Net operating income, excluding net termination fees & other	$128,522	$129,262

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	-0.6%

	Six Months Ended June 30,
	2018	2017
Net income:	$57,841	$28,969
Add/(deduct):
Interest income	(1,344)	(556)
Interest expense	38,834	41,741
Interest expense - amortization of deferred financing costs	1,254	1,230
Equity in (income) loss of real estate ventures	1,183	(336)
Net gain on real estate venture transactions	(37,263)	(14,582)
Net (gain) loss on disposition of real estate	35	(8,411)
Net gain on sale of undepreciated assets	(2,859)	-
Depreciation and amortization	87,008	90,155
General & administrative expenses	16,246	15,984
Income tax provision (benefit)	158	(239)
Provision for impairment	-	3,057
Consolidated net operating income	161,093	157,012
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(28,395)	(19,376)
Same store net operating income	$132,698	$137,636